UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 21, 2010

CenturyTel, Inc.

(Exact Name of Registrant as Specified in Charter)

Louisiana	1-7784	72-0651161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 CenturyLink Drive Monroe, Louisiana	71203

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

            On April 21, 2010, CenturyTel, Inc. (“CenturyLink”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Qwest Communications International Inc., a Delaware corporation (“Qwest”), and SB44 Acquisition Company, a Delaware corporation and wholly owned subsidiary of CenturyLink (“Merger Sub”).

            The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into Qwest (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and Qwest will continue as a wholly owned subsidiary of CenturyLink. The Boards of Directors of each of Qwest and CenturyLink have approved the Merger.

            Under the Merger Agreement, at the effective time of the Merger, each outstanding share of Qwest common stock will be converted into the right to receive 0.1664 shares of CenturyLink common stock (the “Merger Consideration”). No fractional shares of CenturyLink common stock will be issued in the Merger, and Qwest stockholders will receive cash in lieu of any fractional shares. Based on the closing market price of CenturyLink common stock on April 21, 2010, the Merger Consideration had a value on such date equal to $6.02 in CenturyLink stock per Qwest share. It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

            The Merger is subject to the approval of the stockholders of Qwest and shareholders of CenturyLink and other customary closing conditions including among other things:

•         the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•         the effectiveness of a registration statement on Form S-4 to be filed with the Securities and Exchange Commission covering the shares of CenturyLink common stock to be issued in the Merger;

•         the approval of the listing on the New York Stock Exchange of the shares of CenturyLink common stock to be issued in the Merger;

•         the authorization required to be obtained from the Federal Communications Commission and from state public service or public utility commissions or other similar state regulatory bodies; and

•         the absence of litigation by any governmental entity seeking to prohibit the Merger or limiting CenturyLink’s ability to control Qwest following the closing or that could otherwise have a material adverse effect on the parties.

            For each of Qwest and CenturyLink, the obligation to close the Merger is also subject to:

•         the accuracy of representations and warranties of, and compliance with covenants by, the other party as set forth in the Merger Agreement.

            The Merger Agreement provides that CenturyLink and Qwest may mutually agree to terminate the Merger Agreement before completing the Merger.  In addition, either CenturyLink or Qwest may decide to terminate the Merger Agreement if:

•         the merger is not consummated by April 21, 2011 (subject to extension if both Qwest’s stockholders and CenturyLink’s shareholders have approved the Merger but certain other conditions have not been met);

•         a court or other governmental entity issues a final and nonappealable order prohibiting the Merger;

•         CenturyLink shareholders fail to approve the issuance of CenturyLink common stock in connection with the Merger;

•         Qwest stockholders fail to adopt the Merger Agreement; or

•         the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the Merger, subject to the right of the breaching party to cure the breach.

            Either party may also terminate the Merger Agreement prior to the shareholder approval of the other party being obtained, if the board of directors of the other party withdraws, modifies or proposes publicly to withdraw or modify its approval or recommendation with respect to the Merger Agreement or approves, recommends or proposes to approve or recommend any alternative takeover proposal with a third party.

            The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, Qwest may be obligated to pay CenturyLink a termination fee of $350 million and CenturyLink may be obligated to pay Qwest a termination fee of $350 million.

            CenturyLink has agreed to take all necessary action to cause four members of Qwest's current Board of Directors to be appointed to CenturyLink's Board of Directors following the Merger.

            Qwest and CenturyLink have agreed to customary representations, warranties and covenants in the Merger Agreement.

            A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, including, among others, covenants (i) with respect to the conduct of its business during the interim period between the executive of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period.

            The above description of the Merger Agreement and the copy of the Merger Agreement attached hereto have been included to provide investors with summary information regarding its terms. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 9.01.       Financial Statements and Exhibits

(d)        Exhibits

            Exhibit No.                 Document Designation

2.1                               Agreement and Plan of Merger, dated April 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 27, 2010

CENTURYTEL, INC.

By:  /s/ Neil A. Sweasy

Name:   Neil A. Sweasy

Title:     Vice President and Controller

EXHIBIT INDEX

Exhibit

Number                       Description

2.1                               Agreement and Plan of Merger, dated April 21, 2010.